UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2009

PACIFIC CONTINENTAL CORPORATION

(Exact name of registrant as specified in its charter)

Oregon

(State or other jurisdiction of incorporation)

0-30106	93-1269184
(Commission File Number)	(IRS Employer Identification No.)

111 West 7th Avenue

Eugene, Oregon 97401

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (541) 686-8685

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 20, 2009, Pacific Continental Corporation, Eugene, Oregon (the “Company”) announced that it raised $48.3 million through its previously announced underwritten public offering by issuing 5,520,000 shares of the Company’s common stock, including 720,000 shares pursuant to the underwriters’ over-allotment option, at a price of $8.75 per share. The net proceeds to the Company, after deducting underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $45.7 million. D.A. Davidson & Co. served as lead book-running manager of the offering, and Howe Barnes Hoefer & Arnett served as co-manager. A copy of the press release relating to the announcement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1 Press Release dated October 20, 2009, announcing the closing of the offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 20, 2009	PACIFIC CONTINENTAL CORPORATION

	By:	/s/ HAL M. BROWN
Hal M. Brown
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 20, 2009, announcing the closing of the offering

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